EXHIBIT 10.12

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), entered into as of the 29th day of October 2009, by and between among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO FOOTHILL, INC., a California corporation, as agent for the Lenders (as defined in the hereinafter defined Loan Agreement) (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Loan and Security Agreement dated as of October 29, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Peninsula Gaming, LLC, a Delaware limited liability company, Diamond Jo, LLC, a Delaware limited liability company, The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, Diamond Jo Worth, LLC, a Delaware limited liability company and Belle of Orleans, L.L.C., a Louisiana limited liability company, as borrowers (collectively, “Borrowers”), the Lenders and Agent, the Lender Group has agreed to extend credit to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, it is a condition precedent to the extension of credit under the Loan Agreement that Grantors shall have granted the security interest contemplated by this Agreement;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement.

2.           To secure the complete and timely payment, performance and satisfaction of (x) all covenants, agreements and liabilities of the Borrowers under the Loan Documents and all now existing or hereafter arising Obligations (including, without limitation, any interest, fees and other charges in respect of the Loan Agreement and the other Loan Documents that would accrue but for the filing of an Insolvency Proceeding with respect to any Borrower, regardless of whether such claim is allowed in such Insolvency Proceeding), and (y) the obligations of Grantors arising from this Agreement and any other Loan Document to which Grantor are party (items (x) and (y) above are hereinafter referred to as the “Secured Obligations”), each Grantor hereby grants to Agent, for the benefit of the Lender Group, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all of such Grantor's right, title and

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interest in, to an under the following, whether presently existing or hereafter created or acquired:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith in the United States, Canada or any other country, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, Canada or any State, Province or Territory thereof, or any other country or any political subdivision thereof, including, without limitation, those listed on Schedule 1 attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of such Grantor's business symbolized by the foregoing and connected therewith, and (v) all of such Grantor's rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, registered trademarks and trademark applications, service marks, registered service marks and service mark applications, together with the items described in clauses (i)-(v) in this paragraph 2(a), are sometimes hereinafter individually and/or collectively referred to as the "Trademarks"); and (b) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits

3.           Each Grantor agrees that it will not, without Agent’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and each Grantor further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others subject to its control, including, without limitation, licensees, or fail to take any commercially reasonable action, which would in any material respect affect the validity or enforcement of the rights transferred to Agent under this Agreement or the rights associated with the Trademarks.

4.           Each Grantor represents and warrants that, from and after the date hereof, (a) the Trademarks listed on Schedule 1 are all of the trademarks, trade names, corporate names (other than the legal name of Grantors), business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith in which Grantors now have any right, title or interest, and (b) the Trademarks have not been adjudged invalid or unenforceable, and Grantors are the legal and beneficial owner of the Trademarks free and clear of all liens, claims or security interests other than (i) the lien of Agent, (ii) the lien in favor of the Secured Notes Trustee securing the Secured Notes Documents, provided such lien of the Secured Notes Trustee is subject to the Intercreditor Agreement at all times, and (iii) the Liens described in clauses (b), (d) and (i) of the definition of Permitted Liens.  If, prior to

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the termination of this Agreement, any Grantor shall obtain rights to any new trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs or general intangibles of like nature (whether registered or unregistered), any registrations and recordings thereof, or any applications in connection therewith, the provisions of paragraph 2 above shall automatically apply thereto.  Each Grantor shall give to Agent prompt written notice of events described in the preceding sentence promptly after the occurrence thereof.  Each Grantor authorizes Agent to modify this Agreement by amending Schedule 1 to include any future trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith which are or may become Trademarks hereunder and to record such modifications (or notice thereof) in the United States Patent and Trademark Office or with other applicable recording office at the expense of Grantors.  Each Grantor agrees to execute any and all instruments (including individual conditional assignments or security agreements) necessary to confirm such amendment or to enable such recording.

5.             Each Grantor agrees, except to the extent such action would not result in a Material Adverse Change,  not to abandon any Trademark without the prior written consent of Agent, and  to take all action necessary to maintain in force any registration of the Trademarks, in the United States Patent and Trademark Office and in any other jurisdiction in which it is registered, including (without limitation) any filing, to the extent permitted and authorized by law, of any declarations under Sections 8 of the Trademark Act of 1946 (Lanham Act) and any renewals thereunder, with respect to the Trademarks.  Any expense with regard to the foregoing shall be borne and paid by  Grantors.

6.           At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and, if Agent shall commence any such suit, each Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement.  Each Grantor shall, upon demand, promptly reimburse Agent for all costs and expenses incurred by Agent in the exercise of its rights under this paragraph 6 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for Agent).

7.            (a)           Each Grantor hereby irrevocably designates, constitutes and appoints Agent (and all officers and agents of Agent designated by Agent in its sole and absolute discretion) as such Grantor's true and lawful attorney-in-fact, and authorizes Agent and any of Agent's designees, in such Grantor's or Agent’s name, to take any action and execute any instrument necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, at any time after the occurrence and during the continuance of an Event of Default, to (i) endorse such Grantor's name on all applications, documents, papers and instruments necessary or desirable for Agent in the use of the Trademarks, (ii) assign, pledge, convey or otherwise transfer title in or dispose

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of theTrademarks to anyone, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks to anyone, and (iv) take any other actions with respect to the Trademarks as Agent deems in its best interest.  Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.  Each Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Agent under the Loan Agreement or any other Loan Document, but rather is intended to facilitate the exercise of such rights and remedies.

(b)           Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located or deemed located.  Upon the occurrence and during the continuance of an Event of Default and the election by Agent to exercise any of its remedies under the Uniform Commercial Code as in effect in the State of New York with respect to the Trademarks, each Grantor agrees to assign, convey and otherwise transfer title in and to the Trademarks to Agent or any transferee of Agent and to execute and deliver to Agent or any such transferee all such agreements, documents and instruments as may be necessary, in Agent’s Permitted Discretion, to effect such assignment, conveyance and transfer.  All of Agent’s rights and remedies with respect to the Trademarks, whether established hereby, by the Loan Agreement or by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently.  Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that Agent may exercise any of the rights and remedies provided in this Agreement, the Loan Agreement or any of the other Loan Documents.  Each Grantor agrees that any notification of intended disposition of any of the Trademarks required by law shall be deemed reasonably and properly given if given at least 10 days before such disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances.  Each Grantor hereby acknowledges and agrees that such notice, when filed, shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Uniform Commercial Code as in effect from time to time in any jurisdiction.

8.           Upon the satisfaction in full of the Secured Obligations and the termination of the Loan Agreement, including the Commitments of the Lenders thereunder, Agent shall execute and deliver to Grantors all instruments as may be necessary or proper to remove and terminate the security interest, and to reassign to Grantors any and all right, title and interest in the Trademarks and the goodwill of the business symbolized by the Trademarks, subject to any disposition thereof which may have been made by Agent pursuant hereto.

9.           The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

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10.           This Agreement is subject to modification only by a writing signed by the parties.

11.           The benefits and burdens of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties.

12.           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original, executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original, executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

13.           This Agreement shall be construed according to the internal laws of the New York, without regard to the conflict of laws principles thereof.

14.           The powers conferred on Agent hereunder are solely to protect its interest in the Trademarks and shall not impose any duty upon Agent to exercise any such powers.  Except for the accounting for moneys actually received by Agent pursuant hereto, Agent shall have no duty with respect to the Trademarks or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Trademarks. Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised, or action taken by Agent shall be deemed to be a reference to, or be deemed to have been so taken, as the case may be, by Agent in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group, all as more fully set forth in the Loan Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PENINSULA GAMING, LLC, a Delaware limited liability company

By:	/s/ Natalie Schramm
Name Natalie Schramm
Title CFO

DIAMOND JO, LLC, a Delaware limited liability company

By:	/s/ Natalie Schramm
Name Natalie Schra,,
Title CFO

THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company

By:	/s/ Natalie Schramm
Name Natalie Schramm
Title CFO

DIAMOND JO WORTH, LLC, a Delaware limited liability company

By:	/s/ Natalie Schramm
Name Natalie Schramm
Title CFO

BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company

By:	/s/ Natalie Schramm
Name Natalie Schramm
Title CFO

Trademark Security Agreement

ACCEPTED AND ACKNOWLEDGED BY: WELLS FARGO FOOTHILL, INC., as Agent
/s/Patrick McCormack
Name: Patrick McCormack
Title: Vice President

Trademark Security Agreement

SCHEDULE 1